SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BKF CAPITAL PARTNERS

                    GAMCO INVESTORS, INC.
                                 5/30/01            1,700            26.7294
                                 5/29/01            1,500            27.8000
                                 5/25/01            2,000            27.0000
                                 5/25/01            1,000            27.0000
                     GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 5/25/01            1,000            26.6600


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.